EXHIBIT 16.1

July 15, 2010

Securities and Exchange Commission

450 Fifth Street, Northwest

Washington, D.C. 20549

Re:         PTS., Inc.

                              Form 8-K

To the Securities and Exchange Commission:

Please be advised that we have been presented with a copy of Form 8-K (File No. 000-25485) of PTS, Inc. (“Company”) and have reviewed the same. We agree with the statements made by the Company in the Form 8-K.

We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K.

Very truly yours,

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC

Henderson, NV